TRI-LATERAL VENTURES CORPORATION
INTERIM FINANCIAL STATEMENTS
March 31, 2003
(Unaudited)

TRI-LATERAL VENTURES CORPORATION
INTERIM BALANCE SHEET
March 31, 2003 and December 31, 2002
(Unaudited)

ASSETS	(Unaudited) March 31, 2003	(Audited) December 31, 2002
Current Cash Accounts receivable Resource properties	$ 993 1,066 2,059 12,656 $ 14,715	$ 13,384 907 14,291 12,656 $ 26,947
LIABILITIES
Current Accounts payable and accrued liabilities - Notes 3 and 4 Loans payable - Notes 3 and 4	$ 281,054 725,424 1,006,478	$ 272,627 725,424 998,051
SHAREHOLDERS' DEFICIENCY
Share capital - Note 2 Contributed surplus Deficit	5,783,259 2,000 (6,777,022) (991,763) $ 14,715	5,783,259 2,000 (6,756,363) (971,104) $ 26,947

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TRI-LATERAL VENTURES CORPORATION
INTERIM STATEMENTS OF LOSS AND DEFICIT
for the three months ended March 31, 2003 and 2002
(Unaudited)
2003	2002

Administrative Expenses
  Accounting fees - Note 3
  Bank charges and interest - Note 3
  Consulting fees - Note 3
  Filing fees
  Legal fees
  Rent and office - Note 3
  Transfer agent
  Travel

Loss before other items
Other items
  Interest earned
  Gain on settlement of debt

Net income (loss) for the period

Deficit, beginning of the period

Deficit, end of the period

Basic and diluted earnings (loss) per share

$ 2,525 8,436 4,475 561 1,053 1,500 2,120 - (20,670) 11 - (20,659) (6,756,363) $ (6,777,022) $ (0.01)	$ 3,200 12,632 7,500 50 8,127 1,500 - 5,950 (38,959) 118 51,072 12,231 (6,154,389) $ (6,142,158) $ 0.00

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TRI-LATERAL VENTURES CORPORATION
INTERIM STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2003 and 2002
(Unaudited)
2003	2002

Operating Activities
  Net income (loss) for the period
  Item not affecting cash:
  Gain on settlement of debt

Changes in non-cash working capital items related to operations:
  Accounts receivable
  Accounts payable and accrued liabilities

Decrease in cash during the period

Cash, beginning of period

Cash, end of period

Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest

  Income taxes

$ (20,659) - (20,659) (159) 8,427 (12,391) (12,391) 13,384 $ 993 $ - $ -	$ 12,231 (51,072) (38,841) (1,426) 13,398 (26,869) (26,869) 236,682 $ 209,813 $ - $ -

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TRI-LATERAL VENTURES CORPORATION
NOTES TO THE INTERIM FINANCIAL STATEMENTS
March 31, 2003
(Unaudited)

Note 1    Interim Reporting

While the information presented in the accompanying three months financial statements is unaudited, it included all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and its cash flows for the interim periods presented. These interim financial statements follow the same accounting policies and methods in their application as the Company's annual financial statements. It is suggested that these interim financial statements be read in conjunction with the Company's audited annual December 31, 2002 financial statements.

Note 2    Share Capital

Authorized
Unlimited common shares
Unlimited non-voting convertible redeemable non-cumulative 6% preference shares
Issued Common Shares	Number	$
Balance, December 31, 2002 and March 31, 2003	3,372,054	5,783,259

Note 3    Related Party Transactions

During the three months ended March 31, 2003 the Company incurred the following expenses with directors and a company with a common director:
	March 31, 2003	March 31, 2002
Accounting fees Consulting fees Interest expense Rent	$ 2,525 4,475 4,167 1,500 $ 12,667	$ 3,200 7,500 6,250 1,500 $ 18,450

The expenses were measured by the exchange amount, which is the amount agreed upon by the transacting parties and are on terms and conditions similar to non-related entities.

As at March 31, 2003, accounts payable and accrued liabilities includes $194,791 owing to directors of the Company.

As at March 31, 2003, loans payable includes a promissory note payable to a director of the Company in the amount $250,000.

Note 4    Subsequent Event

Subsequent to March 31, 2003, the Company issued 986,467 common shares to settle accounts payable and loans payable totalling $986,469.

Note 5    Canadian and United States of America Accounting Principles

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which do not differ with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States of America.